FIRST AMENDED ROYALTY AGREEMENT

     THIS FIRST AMENDED ROYALTY AGREEMENT made and entered into this 29th Day of September, 1997 by and between STANISLAW R. BURZYNSKI, M.D., Ph.D. ("SRB") who has his principal place of business at 12000 Richmond Avenue, Suite 260, Houston, Texas 77082, and BURZYNSKI RESEARCH INSTITUTE, INC., ("BRI"), A Delaware corporation, with its principal place of business at 12000 Richmond Avenue, Suite 260, Houston, Texas 77082.

     WHEREAS, the parties have heretofore entered into a Royalty Agreement dated March 25th 1997; and

     WHEREAS the parties desire to amend the Royalty Agreement;

     NOW THEREFORE, the parties agree as follows:

          1. Prior to FDA new drug approval ("NDA") SRB and BRI will operate under the terms of the "Research Funding Agreement" effective March 1, 1997.

          2. After FDA NDA approval BRI shall produce all antineoplaston products to be sold or distributed in the U.S., Canada and Mexico for the treatment of cancer.

          3. BRI will pay SRB a royalty interest equivalent to 10% (ten percent) of BRI's gross income which shall include gross receipts from all future sales, distribution and manufacture of antineoplastons.

          4. SRB will not pay any royalty fees to BRI for the right to produce antineoplaston products for use in his medical practice.

          5.   SRB shall retain the right to either:


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               A.   Produce antineoplaston products to use in his medical
                    practice to treat up to 1,000 patients.

               B. Purchase antineoplaston products from BRI for use in his medical practice to treat up to 1,000 patients. The price to be paid by SRB to BRI will be BRI's cost plus 10%.

          6. SRB shall have the right to either lease or purchase all the manufacturing equipment located at 12707 Trinity Drive, Stafford, Texas at a fair market price to be determined by independent appraisal.

          7. BRI shall have the right to lease from SRB the entire premise located at 12707 Trinity Drive, Stafford, Texas at arms-length terms at rates competitive with those available in the market at that time, provided that SRB does not need the facility for his use.

          8. The Royalty Agreement dated March 25, 1997, shall continue in effect except as it is inconsistent with this Amended Royalty Agreement, in which case the Amended Royalty Agreement shall be binding.

     EXECUTED this 29th Day of September, 1997.



                                             /s/   STANISLAW R. BURZYNSKI
                                            ------------------------------------
                                             STANISLAW R. BURZYNSKI, M.D., PH.D.


                                            BURZYNSKI RESEARCH INSTITUTE, INC.



                                            BY: /s/  STANISLAW R. BURZYNSKI
                                            ------------------------------------
                                            TITLE: President


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